EXHIBIT B-3(i)

















                                 AMENDED AND RESTATED
                                   TRUST AGREEMENT


                            Dated as of November 17, 1995


                                        Among


                             LORD FUEL CORP., as Trustor


                                         and


              UNITED STATES TRUST COMPANY OF NEW YORK, as Owner Trustee

                                         and

                        JERSEY CENTRAL POWER & LIGHT COMPANY,
                           METROPOLITAN EDISON COMPANY AND
                            PENNSYLVANIA ELECTRIC COMPANY,
                    each as Lessees under certain lease agreements

                                         and

                        LORD FUEL CORP., as Trust Beneficiary

                                   ________________



                     TMI-1 FUEL CORP. AND OYSTER CREEK FUEL CORP.
                                        TRUST


                                   _______________

                                   TRUST AGREEMENT

                                  TABLE OF CONTENTS


          RECITALS      . . . . . . . . . . . . . . . . . . . . . . .   1

          SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . .   2

          SECTION 2.  AUTHORITY TO EXECUTE AND PERFORM DOCUMENTS;
                      DECLARATION OF TRUST  . . . . . . . . . . . . .   2
               2.1  Execution of Documents and Performance of Duties    2
               2.2  Declaration of Trust  . . . . . . . . . . . . . .   2
               2.3  Name of Trust . . . . . . . . . . . . . . . . . .   2
               2.4  No Other Business or Obligation . . . . . . . . .   2
               2.5  No Disposition of Owner Trust Estate  . . . . . .   3

          SECTION 3.  TRUSTOR'S INTEREST. . . . . . . . . . . . . . .   3
               3.1  Investment by Trustor . . . . . . . . . . . . . .   3
               3.2  Payment from Proceeds of Owner Trust Estate Only    3
               3.3  Manner of Payment . . . . . . . . . . . . . . . .   3

          SECTION 4.  ACQUISITION AND FINANCING OF NUCLEAR MATERIAL .   3
               4.1  Authorization of Transactions . . . . . . . . . .   3
               4.2  Closing Procedures  . . . . . . . . . . . . . . .   6
               4.3  Conditions to Effecting Transactions  . . . . . .   6

          SECTION 5.  RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME
                       FROM THE OWNER TRUST ESTATE  . . . . . . . . .   7
               5.1  Application of Proceeds of Financings and Specific
                     Payments . . . . . . . . . . . . . . . . . . . .   7
               5.2  Amounts Payable to the Banks  . . . . . . . . . .   7
               5.3  Other Amounts . . . . . . . . . . . . . . . . . .   7
               5.4  Excepted Payments . . . . . . . . . . . . . . . .   7

          SECTION 6.  DUTIES OF THE OWNER TRUSTEE . . . . . . . . . .   7
               6.1  Documents . . . . . . . . . . . . . . . . . . . .   7
               6.2  Notice of Default . . . . . . . . . . . . . . . .   7
               6.3  Indemnification; Legal Action . . . . . . . . . .   8
               6.4  No Implied Duties . . . . . . . . . . . . . . . .   8
               6.5  No Unauthorized Transactions  . . . . . . . . . .   9

          SECTION 7.  THE OWNER TRUSTEE . . . . . . . . . . . . . . .   9
               7.1  Acceptance of Trust, Etc. . . . . . . . . . . . .   9
               7.2  Limitation of Duties  . . . . . . . . . . . . . .  10
               7.3  Representations and Warranties of Owner Trustee .  11
               7.4  Deposit of Funds  . . . . . . . . . . . . . . . .  11
               7.5  Reliance on Documents; Agents; Right to Consult
                     with Counsel and Others; Etc.  . . . . . . . . .  11
               7.6  Not Acting in Individual Capacity . . . . . . . .  12
               7.7  Interpretation of Trust Agreement . . . . . . . .  12
               7.8  Compensation  . . . . . . . . . . . . . . . . . .  12
               7.9  Books, Records and Tax Returns  . . . . . . . . .  12
               7.10 Effect of Sales by a Company  . . . . . . . . . .  13
               7.11 Exculpatory Provisions  . . . . . . . . . . . . .  14

                                        - i -





          SECTION 8.  INDEMNIFICATION OF THE OWNER TRUSTEE  . . . . .  15

          SECTION 9.  CO-TRUSTEES, SEPARATE TRUSTEES  . . . . . . . .  16

          SECTION 10. SUCCESSOR TRUSTEES  . . . . . . . . . . . . . .  18

          SECTION 11. SUPPLEMENTS AND AMENDMENTS TO THIS TRUST
                       AGREEMENT AND THE BASIC DOCUMENTS  . . . . . .  20
               11.1   Supplements Upon Request of the Lessee  . . . .  20
               11.2   Amendments and Supplements Affecting Owner
                       Trustee  . . . . . . . . . . . . . . . . . . .  20

          SECTION 12. TERMINATION OF TRUST, ETC.  . . . . . . . . . .  21

          SECTION 13. MISCELLANEOUS . . . . . . . . . . . . . . . . .  21
               13.1   Legal Title to Owner Trust Estate . . . . . . .  21
               13.2   Validity of Sale of Owner Trustee . . . . . . .  21
               13.3   Trust Agreement for Benefit of Parties thereto   22
               13.4   Notices . . . . . . . . . . . . . . . . . . . .  22
               13.5   Severability  . . . . . . . . . . . . . . . . .  22
               13.6   Waivers, Etc. . . . . . . . . . . . . . . . . .  22
               13.7   Counterparts  . . . . . . . . . . . . . . . . .  23
               13.8   Successors and Assigns  . . . . . . . . . . . .  23
               13.9   Headings.   . . . . . . . . . . . . . . . . . .  23
               13.10  Self-Dealing  . . . . . . . . . . . . . . . . .  23
               13.11  Governing Law . . . . . . . . . . . . . . . . .  23
               13.12  No Unauthorized Transactions  . . . . . . . . .  23
               13.13  Rights and Remedies . . . . . . . . . . . . . .  23




























                                        - ii -



                    AMENDED AND RESTATED TRUST AGREEMENT, dated as of November 17, 1995 (this "Trust Agreement"), among Lord Fuel Corp., a Delaware corporation, as trustor (herein, together with its successors and assigns hereunder, called the "Trustor"), United States Trust Company of New York, a New York corporation, as trustee (herein, together with its successors and assigns hereunder, called the "Owner Trustee"), and Jersey Central Power & Light Company, a New Jersey corporation, Metropolitan Edison Company, a Pennsylvania corporation, and Pennsylvania Electric Company, a Pennsylvania corporation, each as lessees under the Lease Agreements as defined herein (each a "Lessee", together with their successors and assigns hereunder, called the "Lessees") and Lord Fuel Corp., as trust beneficiary (herein, together with its successors and assigns hereunder, called the "Trust Beneficiary").


                                       RECITALS

                    A. The Trustor, the Owner Trustee, the Lessees and the Trust Beneficiary are parties to a certain Trust Agreement dated as of August 1, 1991 ("Original Trust Agreement") under which a trust was created for the purpose of enabling the Owner Trustee to acquire as part of the Trust Estate all of the outstanding stock of each of TMI-1 Fuel Corp. and Oyster Creek Fuel Corp, each Delaware corporations (each, a "Company"; together, the "Companies") and the Owner Trustee caused the Companies to each acquire certain Nuclear Material.

                    B.   Under  the Original  Trust Agreement,  the Lessees
          have provided for the direction of the Owner Trustee with respect to actions to be taken by the Companies pursuant to the Basic Documents, as defined in the Original Trust Agreement, to provide for the lease of Nuclear Material thereunder and certain transactions related thereto.

                    C. The Original Trust Agreement provided that the Companies enter into certain loan agreements and ancillary documents with The Prudential Insurance Company of America and affiliates thereof ("Prudential") to provide financing from Prudential for the acquisition of Nuclear Material leased under the Lease Agreements.

                    D. Concurrent with the execution and delivery hereof, the Companies are entering into new credit agreements and related instruments pursuant to which a bank syndicate, for which Union Bank of Switzerland, New York Branch will act as agent, will provide financing for the acquisition of Nuclear Material being leased under the Lease Agreements.

                    E. The parties to the Original Trust Agreement desire to amend and restate such Agreement to reflect necessary modifications consistent with the establishment of such new credit facility.







                    F.   The Owner Trustee is  willing to accept the duties
          and  obligations   imposed  hereby  subject  to   the  terms  and
          conditions as provided herein.

                    NOW, THEREFORE, the parties thereby agree as follows:

                    SECTION 1.   DEFINITIONS.

                    For all purposes of this Trust Agreement, unless the context requires otherwise, capitalized terms used herein which are defined in Exhibit A hereto, which is hereby incorporated by reference for all purposes, shall have the respective meanings assigned in said Exhibit A.

                    SECTION 2.   AUTHORITY    TO   EXECUTE    AND   PERFORM
          DOCUMENTS; DECLARATION OF TRUST.

                    2.1 Execution of Documents and Performance of Duties. The Trustor hereby authorizes and directs the Owner Trustee (without any further action, approval, authorization or consent by Trustor), and the Owner Trustee hereby agrees (a) to maintain its ownership of all of the authorized capital stock of each of the Companies, (b) to cause each of the Companies, on such date(s) as the applicable Lessees shall specify to the Owner Trustee, to execute and deliver, or accept, as the case may be, the Basic Documents or amendments thereto to which each of the Companies shall be a party, in such respective forms as the applicable Lessees shall approve and as are acceptable to the Owner Trustee, and thereafter, but only upon written instruction of the applicable Lessees or in accordance with Section 6 hereof, to cause each of the Companies to exercise rights, make payments and expenditures, and perform their duties under such Basic Documents or amendments thereto, subject to the terms of this Trust Agreement, and (c) upon written instruction of the applicable Lessees to the Owner Trustee requesting action by the Owner Trustee, and only upon such instructions, to do all such things, and to take all such actions, as may be necessary, appropriate or convenient to consummate the transactions contem-plated hereby or to effect the Owner Trustee's performance of its duties and obligations as the Owner Trustee as contemplated hereby; provided that such actions are reasonably satisfactory to the Owner Trustee and its counsel.

                    2.2 Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon the terms and conditions hereinafter set forth for the use and benefit of the Trust Beneficiary.

                    2.3 Name of Trust. For convenience of reference, the trust created hereby may be referred to as the TMI-1 Fuel Corp. and Oyster Creek Fuel Corp. Fuel Trust. This Trust is also referred to as the Trust in the Basic Documents.

                    2.4 No Other Business or Obligation. The Trust shall not engage in any business or enter in any Obligations other than






          the Basic Documents and the transactions and Obligations contem-plated by the Basic Documents.

                    2.5 No Disposition of Owner Trust Estate. Except to exercise and carry out the rights, duties and obligations of the Owner Trustee under this Trust Agreement, including its rights to obtain payment of compensation and indemnification to which it may be entitled hereunder, the Owner Trustee shall not sell, assign, transfer, convey, pledge, or otherwise dispose of or encumber in any manner the Owner Trust Estate, including but not limited to the stock of each of the Companies, or approve, vote for, consent to or otherwise agree to the liquidation, dissolution, merger or consolidation of either of the Companies except upon the written direction of the applicable Lessees or, if at such time there are any Outstandings, any Commitments shall not have been terminated. The Owner Trustee shall cause each of the Companies to engage solely in the business of acquiring the Nuclear Material and consummating the transactions contemplated by the Basic Documents. The Owner Trustee shall not accept from or permit either of the Companies to pay or to distribute to it as dividends, or otherwise, any funds or property of either of the Companies except as provided in Section 5.3 hereof.

                    SECTION 3.   TRUSTOR'S INTEREST.

                    3.1  Investment  by  Trustor.   Prior  to  the date  of
          execution and delivery hereof, the Trustor has made a cash conveyance to the Trust of $10.00.

                    3.2 Payment from Proceeds of Owner Trust Estate Only. Any and all amounts payable by the Owner Trustee with respect to the Owner Trust Estate and under this Trust Agreement shall be payable only from the Owner Trust Estate. The Owner Trustee shall not be personally liable to any Person for any amounts payable under this Trust Agreement or the Basic Documents or, except as expressly provided in this Trust Agreement or the Basic Documents, for any liability under this Trust Agreement and the Basic Documents.

                    3.3 Manner of Payment. Amounts payable to the Trust Beneficiary pursuant to or under this Trust Agreement shall be paid by the Owner Trustee, in funds of the type received by the Owner Trustee, in such manner and at such place as the Trust Beneficiary shall from time to time request in writing, subject in all events to the terms and conditions of this Trust Agreement and the Basic Documents.

                    SECTION 4.   ACQUISITION   AND  FINANCING   OF  NUCLEAR
          MATERIAL.

                    4.1 Authorization of Transactions. Without limiting the generality of the authorization and directions contained in
          Section 2.1 hereof, the Owner Trustee is hereby authorized and directed to, and the Owner Trustee agrees that it will, upon the written direction of the applicable Lessees or in accordance with






          Section 6 hereof and subject to compliance with Section 4.3 hereof, cause the Companies to:

                    (a) Accept, execute and deliver the Lease Agreements relating to them and any modification thereof or supplement thereto and perform all of the obligations and duties, and exercise all of the rights, of each of the Companies thereunder (including the giving of notice of termination under Section 8(c) thereof pursuant to written instructions of the Lessees);

                    (b) Accept, execute and deliver the Credit Agreements relating to them and perform all of the obligations and duties, and exercise, pursuant to written instructions of the Lessees, all of the rights, of each of the Companies thereunder;

                    (c) Accept, execute and deliver the Basic Documents relating to them and perform all of the obligations and duties, and exercise, pursuant to written instructions of the Lessees, all of the rights, of each of the Companies thereunder;

                    (d) Accept, execute and deliver any agreements which are entered into in accordance with the terms of the Basic Documents relating to them, and perform all of the obligations and duties, and exercise, pursuant to written instructions of the Lessees, all of the rights, of each of the Companies thereunder;

                    (e) Issue, execute and deliver their Commercial Paper to the Depositary and issue, execute and deliver their Notes to the Banks pursuant to the Credit Agreements relating to them, and apply the proceeds thereof as permitted by the Basic Documents to which they shall be a party;

                    (f) Apply the proceeds received from issuance of their Commercial Paper and Notes as provided in the Basic Documents to which they shall be a party;

                    (g) Acquire, pay for, and hold such title to and/or interest in the Nuclear Material as shall be conveyed to them pursuant to the Basic Documents to which they shall be a party;

                    (h) Lease the Nuclear Material relating to them to the Lessees pursuant to the Lease Agreements to which they shall be a party;

                    (i)  Grant   to  the   Secured  Parties   the  security
          interests provided for in the Security Agreements;

                    (j)  Execute and  deliver to their  Lessees such agree-
          ments, documents, instruments, pledges, chattel mortgages, security agreements, financing statements and certificates prepared and submitted to them by their Lessees and perform all such other acts which (i) each of the Companies is obligated to execute, deliver or perform, and record or file, under any of the provisions of the Basic Documents relating to them, or (ii) are in accordance with written instructions of the applicable Lessees are necessary or advisable in connection with the transactions





          contemplated by the Basic Documents to which they shall be a party, or are incidental to or necessary or appropriate to consummate any such transactions;

                    (k) Borrow such amounts, including, without limitation, amounts in respect of the Credit Agreements to which they shall be a party, and upon such terms and conditions, issue such drafts, bills of exchange, promissory notes, obligations or evidences of indebtedness as may be necessary or desirable to perform their obligations under the Lease Agreements to which they shall be a party, all as provided under or permitted by the terms of the Basic Documents to which they shall be a party, and perform all of the obligations and duties of each of the Companies thereunder;

                    (l) Execute and deliver from time to time, such notes, drafts, instruments, financing statements, continuation statements, endorsements and certificates as may be required pursuant to the terms and conditions of the Credit Agreements, or Collateral Agreements to which they shall be a party;

                    (m) Perform each of the Companies' duties and, pursuant to written instructions of the Lessees, pay each of the Companies' obligations and exercise each of their rights under each of the aforesaid agreements and documents, including, without limitation, from time to time, to:

                         (i) acquire title and dispose of title to Nuclear Material pursuant to the terms of the Lease Agreements relating to them and accept invoices and Bills of Sale and assignments and partial assignments of Nuclear Material Contracts and other contracts in respect thereof;

                         (ii) make payments for Nuclear Material pur-suant to the terms of the Lease Agreements; and

                         (iii) take such action as may be reasonably requested by any Secured Party under the Collateral Agreements to perfect or maintain the security interests thereby created or intended to so be created;

                    (n) Accept, execute and deliver all other instruments, documents and agreements presented to each of the Companies by the applicable Lessees; provided that such instruments, documents and agreements are reasonably satisfactory to the Owner Trustee and its counsel, and, upon the written instructions of the applicable Lessees and only upon such instructions, do all such things and take all such action as may be necessary, appropriate or convenient to consummate the transactions contemplated herein and to perform their duties and obligations as contemplated by the documents referred to herein, provided that such doing, taking and performing shall be reasonably satisfactory to the Owner Trustee;







                    (o) Execute and deliver such other agreements, accept the assignment of such other agreements or rights, and acquire and dispose of such properties and enter into such transactions, as the applicable Lessees may lawfully request; provided that such agreements, assignments, acquisitions and transactions are reasonably satisfactory to the Owner Trustee and to its counsel; and perform all of the obligations and duties, and exercise all of the rights, of the Companies under any such agreements, assignments, rights or transactions;

                    (p) Deliver to their Lessees copies of any notices received by the Companies under any Basic Documents or otherwise relating to the transactions contemplated thereby; and

                    (q) Agree to execute and deliver amendments, modifications, and changes in any Basic Documents when requested by the applicable Lessees or when requested by the parties hereto other than the applicable Lessees with and only with the written consent of the applicable Lessees.

                    The documents referred to in clauses (a) through (q) of this Section 4.1 shall be executed in substantially the forms delivered to the Owner Trustee or the Companies by the applicable Lessees on or after the date hereof, with such changes as shall be approved by the applicable Lessees.

                    4.2 Closing Procedures. The Owner Trustee understands and agrees that at the direction of the applicable Lessees, it may be obligated to cause either of the Companies from time to time to take certain action and execute the documents and instruments to be executed by them (including Commercial Paper and Notes) prior to the actual issuance of such Commercial Paper and Notes and deliver such documents and instruments, some of which shall be undated, to a law firm representing one of the Lessees or the Banks, to be held in escrow, which law firm shall, at the time of closing of such transaction, date all undated documents and instruments so held by it (including Commercial
          Paper and Notes) and deliver them to the appropriate Persons, such delivery to constitute delivery by the Companies or a Company, as the case may be, at such time. The Owner Trustee also agrees that it will cause each of the Companies to take such other action as may be reasonably requested by the applicable Lessees in order to effect transactions contemplated by the Basic Documents.

                    4.3  Conditions   to   Effecting  Transactions.     The
          authority and obligation of the Owner Trustee to take the action required by Section 4.1 hereof shall be subject to the fulfillment to the satisfaction of the Owner Trustee of each of the conditions precedent to the action specified in the applicable Basic Documents.










                    SECTION 5. RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE OWNER TRUST ESTATE.

                    5.1 Application of Proceeds of Financings and Specific Payments. The Owner Trustee shall cause each of the Companies to promptly pay all amounts received by them from the issuance of Commercial Paper and Notes as provided in the Basic Documents to which they shall be a party and to apply all payments received by them for which provision as to the application thereof is made in such Basic Documents forthwith to the purpose for which such payments were made in accordance with the terms of such Basic Documents.

                    5.2 Amounts Payable to the Banks. Unless and until all Outstandings have been paid in full, the Owner Trustee shall cause the Companies to pay over upon receipt thereof all amounts received by them pursuant to the Basic Documents to which they shall be a party (other than Excepted Payments and amounts received and applied pursuant to Section 5.4) to the Banks.

                    5.3  Other Amounts.   Except  as otherwise  provided in
          Section 5.4 hereof with respect to Excepted Payments, the Owner Trustee shall cause each of the Companies to distribute or pay over all amounts received by them pursuant to the Basic Documents to which they shall be a party that are not applied pursuant to
          Section 5.1 hereof or that are not payable to the Banks pursuant to Section 5.2 hereof in the following order of priority:

                         First -- such amounts as may be due and owing
               to the Owner Trustee hereunder to the Owner Trustee in reimbursement therefor; and

                         Second -- the remainder of such amounts shall
               be  promptly distributed  and  paid over  to the  Trust
               Beneficiary.

                    5.4 Excepted Payments. Notwithstanding anything to the contrary contained in this Section 5, each Excepted Payment shall be promptly distributed to the Person to whom such Excepted Payment is owed in accordance with the Basic Documents.

                    SECTION 6.   DUTIES OF THE OWNER TRUSTEE.

                    6.1 Documents. The Owner Trustee agrees, subject to the terms of this Trust Agreement, to cause each of the Companies pursuant to Section 2.1 or 4.1 hereof to perform the duties imposed upon them by the Basic Documents to which they shall be a party and the other agreements, documents, instruments and certificates executed and delivered, and to be executed and delivered, by them.

                    6.2 Notice of Default. In the event the Owner Trustee shall have knowledge of a default or an event of default, or any event ("potential default event") which would, with the lapse of time or the giving of notice or both, constitute an event of default under any Basic Document, the Owner Trustee shall give





          prompt telex, telegraphic or telephonic notice thereof (followed by prompt written notice in the manner provided in Section 13.4 hereof) to the Trustor, the Lessees and the Secured Parties. Subject to Section 6.3, the Owner Trustee shall cause each of the Companies to take such action, and only such action, not inconsistent with the terms of the Basic Documents to which they shall be a party, with respect to such default, event of default or potential default event, as the Owner Trustee or the applicable Company shall be instructed in writing pursuant to the Security Agreement to which it is a party. For all purposes of this Trust Agreement, in the absence of actual knowledge of an officer in the Corporate Trust Department of the Owner Trustee who is also an officer or director of either of such Companies, the Owner Trustee shall not be deemed to have knowledge of a default, event of default or potential default event, unless and until notified thereof in writing by the Administrative Agent, a Secured Party or the Lessee. The Owner Trustee shall have no duty to inquire as to whether a default, event of default or potential default event has occurred.

                    6.3 Indemnification; Legal Action. The Owner Trustee shall not be required to take any action or refrain from taking any action under Section 6.2 hereof, or any action which in its opinion may involve expense or liability to the Owner Trustee, unless it and each of the applicable Companies, if required, and the directors, officers, employees and agents of the Owner Trustee and each of the applicable Companies, if required, shall have been indemnified by the Banks, in manner and form satisfactory to the Owner Trustee, against any liability, cost or expense (including reasonable counsel fees) which may be incurred in connection with such action or inaction. The Owner Trustee shall not take any action under Section 6.2 hereof, nor shall any other provision of this Trust Agreement be deemed to impose a duty on the Owner Trustee to take any action, if the Owner Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the provisions of this Trust Agreement or any other Basic Document, or is contrary to law.

                    6.4 No Implied Duties. The Owner Trustee shall not have any duty or obligation to cause either of the Companies to manage, control, use, sell, dispose of or otherwise deal with the Nuclear Material or any part thereof or any other part of its property, or, either in its individual capacity or as trustee, otherwise to cause either of the Companies to take or refrain from taking any action under or in connection with this Trust Agreement or any other Basic Document to which they shall be a party, except as expressly provided by the provisions of this Trust Agreement or any other Basic Document to which they shall be a party, or as expressly provided in written instructions pursuant to this Section 6 or Section 7.7 hereof and reasonably satisfactory to the Owner Trustee and its counsel, and shall not cause either of the Companies to take or refrain from taking any such action unless expressly so provided or instructed; and no implied duties or obligations which are additional to the obligations and duties contained in such Basic Documents shall be





          read into this Trust Agreement or the other Basic Documents against the Owner Trustee. The United States Trust Company of New York, in its individual capacity, nevertheless agrees that it will, at its own cost and expense, promptly take such action as may be necessary duly to discharge any Liens other than Permitted Liens or any part of the property of either Company or the Owner Trust Estate (a) resulting from any claim against the Owner Trustee in its individual capacity arising out of events or conditions not related to or connected with the ownership of the Owner Trust Estate, the administration of the Owner Trust Estate or any other transaction contemplated by any of the Basic Documents or (b) resulting from any voluntary action of the Owner Trustee which (i) is taken other than pursuant to the instructions of either of the Lessees or the Secured Parties and
          (ii) is not taken as the result of any default by any of the Lessees under any Basic Documents or in the performance of the obligations of either of the Companies under any Basic Document to which either of the Companies shall be a party. Nothing in this Section 6.4 shall be construed to affect the legality, validity or enforceability of the obligations of either of the Companies under the Basic Documents to which they shall be a party or to restrict the rights and remedies available against either of the Companies under such Basic Documents.

                    6.5 No Unauthorized Transactions. The Owner Trustee agrees that it will not cause or permit either of the Companies to manage, control, use, sell, dispose of or otherwise deal with any part of the Nuclear Material or any other part of its property except (a) as expressly permitted or required by the terms of any Basic Document to which they shall be a party, (b) in accordance with the powers granted to or the authority conferred on the Owner Trustee pursuant to this Trust Agreement or (c) in accordance with written instructions pursuant to this
          Section 6 or Section 7.7 hereof.

                    SECTION 7.   THE OWNER TRUSTEE.

                    7.1  Acceptance of Trust, Etc.

                    (a) The Owner Trustee accepts the trusts hereby created and agrees to perform the same upon the terms of this Trust Agreement, and agrees to disburse any and all moneys and property received by it constituting part of the Owner Trust Estate in accordance with the terms of this Trust Agreement.

                    (b) The Owner Trustee and any of its officers, employees, agents or representatives serving as an officer or director of either of the Companies shall not be answerable or accountable under any circumstances except for their or such Person's own willful misconduct or gross negligence. The Owner Trustee shall not be liable for any loss, damage, liability, claim, cost or expense (including reasonable counsel fees and expenses) incurred by or asserted against the Trustor, the Trust Beneficiary, any Lessee, or either of the Companies (whether resulting from any diminution of the Owner Trust Estate by reason of a claim against the Owner Trust Estate or otherwise) except





          for such losses, damages, liability, claims, costs, or expenses caused by (i) the willful misconduct or gross negligence of the Owner Trustee, (ii) the Owner Trustee's failure to discharge Liens pursuant to the penultimate sentence of Section 6.4 hereof,
          (iii) the inaccuracy of any of the representations or warranties contained in Section 7.3 of this Trust Agreement, (iv) taxes, fees or other governmental charges imposed on the Owner Trustee, based on or measured by any fees, commissions or compensation received by it for services rendered in connection with any of the transactions contemplated by the Basic Documents and (v) its failure to use the degree of care of a reasonable corporate trustee to disburse moneys actually received by it in accordance with the terms hereof.

                    (c) Whether or not expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Owner Trustee shall be subject to the provisions of Section 7.1(b) hereof.

                    7.2  Limitation of Duties.

                    The Owner Trustee shall have no duty itself and no duty
          to cause either Company (i) to see to any recording or filing of this Trust Agreement or of any Basic Document or of any other document referred to herein or therein or with respect to any security interest or lien, or to see to the maintenance of any such recording or filing, (ii) to see to any insurance on the Nuclear Material or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect thereto, other than to receive and forward to the Collateral Agent any notices, policies, certificates or binders received by the Owner Trustee or either of the Companies pursuant to the Lease Agreements, (iii) except as provided in the penultimate sentence of Section 6.4 hereof, to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien of any kind owing with respect to, assessed or levied against any part of the Owner Trust Estate or property of either Company, or any fees or charges in connection therewith, other than to forward notice of such tax, assessment or other governmental charge or Lien received by the Owner Trustee to the applicable Lessees, (iv) to monitor the receipt of or confirm or verify any financial statements of a Lessee or (v) to inspect the Nuclear Material at any time or ascertain or inquire as to the performance or observance of any of a Lessee's covenants under the Lease Agreement or any other Basic Documents. Notwith-standing the foregoing, the Owner Trustee will furnish to the applicable Lessees, promptly upon receipt thereof, duplicates of all reports, notices, requests, demands, certificates and other instruments furnished to the Owner Trustee or either of the Companies under any of the Basic Documents to which they shall be a party unless any such document or accompanying documentation shall state that such document has previously been furnished directly to such Lessees.







                    7.3 Representations and Warranties of Owner Trustee. THE OWNER TRUSTEE MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, DESIGN, OPERATION, QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY PART OF THE NUCLEAR MATERIAL, OR AS TO THE OWNER TRUSTEE'S OR A COMPANY'S TITLE THERETO, OR LEASEHOLD INTEREST THEREIN, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE NUCLEAR MATERIAL WHATSOEVER, EXCEPT that the Owner Trustee hereby represents, warrants and covenants to the applicable Lessees that the Owner Trustee shall have caused each of the Companies to have accepted whatever title to or leasehold interest in the Nuclear Material as was conveyed to it.

                    7.4 Deposit of Funds. Moneys received by the Owner Trustee or a Company may be deposited with the Owner Trustee under such general conditions as may be prescribed by law in the general banking department of the Owner Trustee and the Owner Trustee shall not be liable for any interest thereon except as may be agreed to by it.

                    7.5 Reliance on Documents; Agents; Right to Consult with Counsel and Others; Etc.

                    (a) The Owner Trustee shall not be liable to the Trustor, Lessees, the Beneficiary or others who are or may be parties to agreements with the Owner Trustee in acting upon any writing or oral notification; including but not limited to, instructions from the Beneficiary, the applicable Lessee (pursuant to the Lease Agreements), or such other parties and certificates of any officer thereof, letters, facsimile transmissions, telexes, telegrams and cablegrams, in assuming the truth and correctness of any statement, opinion or assertion of any nature therein, provided, however, that any such writing or oral notification is believed by the Owner Trustee to be genuine and to have been sent or communicated by or on behalf of a party or parties to the Basic Documents.

                    (b)  The Owner Trustee shall not incur any liability to
          anyone in acting in reliance upon any signature, instrument, notice, resolution, request, consent, telegram, order, certificate, report, opinion, bond or other document or paper believed by it in good faith to be genuine and believed by it in good faith to be signed by the proper party or parties. The Owner Trustee may accept a copy of a resolution of the Board of Directors (or the Executive Committee thereof) of any party, certified by the Secretary or an Assistant Secretary of the same as duly adopted and in full force and effect as conclusive evidence that such resolution has been duly adopted by said Board of Directors (or Executive Committee thereof) and that such resolution is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely as to such fact or matter on an Officer's Certificate as to such fact or matter, and such an Officer's Certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance





          thereon. In the administration of the trusts hereunder the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Owner Trust Estate (unless such person is regularly in the Owner Trustee's employ), consult with counsel, accountants and other skilled persons of generally accepted competence to be selected and retained by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons (unless such person is regularly in the Owner Trustee's employ), provided such thing is not contrary to this Trust Agreement and such advice or opinion interprets or applies to this Trust Agreement.

                    7.6 Not Acting in Individual Capacity. In accepting the trusts hereby created, the Owner Trustee acts solely as trustee hereunder and not in its individual capacity and all Persons, other than as provided in Section 7.1(b) herein, having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Owner Trust Estate for payment or satisfaction thereof.

                    7.7 Interpretation of Trust Agreement. In the event that the Owner Trustee is uncertain as to the application of any provision of this Trust Agreement, or such provision is ambiguous as to its application or is, or appears to be, in conflict with any other applicable provision hereof, or in the event that this Trust Agreement permits any determination by the Owner Trustee or is silent or incomplete as to the course of action which the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may seek instructions from the applicable Lessees and shall not be liable to any Person to the extent that its acts in good faith in accordance with the instructions of such Lessees.

                    7.8 Compensation. The applicable Lessees shall pay to the Owner Trustee, and the Owner Trustee shall be entitled to receive from the applicable Lessees, reasonable compensation for its services, including without limitation, services in causing each of the Companies to take actions hereunder, and reimbursement for its expenses hereunder, which fees shall not be limited by any provisions of law with respect to the trustee of an express trust. No separate fee shall be chargeable to a Company except as provided in the Basic Documents to which they shall be a party.

                    7.9  Books, Records and Tax Returns.

                    (a) Except for financial statements and tax returns, the Owner Trustee shall be responsible for the keeping of all books and records relating to the receipt and disbursement of all moneys under this Trust Agreement. The Owner Trustee agrees to prepare, sign and/or file and to cause each of the Companies to prepare, sign and/or file all returns and reports with respect to taxes (including but not limited to tax returns and any





          information, returns or reports for each of the Companies and the Trust, if any) as the applicable Lessees shall direct with respect to all transactions encompassed by the Basic Documents as provided in this Section 7.9. The Owner Trustee shall keep copies of all returns delivered to it or filed by it. The Owner Trustee shall not be personally liable for any tax due and payable in connection with this Trust Agreement or any other Basic Document except for any such tax arising from its own willful misconduct or gross negligence and except for any tax based on or measured by amounts paid to the Owner Trustee as fees or compensation in connection with the transactions contemplated hereby pursuant to Section 7.8 hereof or otherwise.

                    (b) In addition, the Owner Trustee shall be responsible for certain administrative activities to be performed on behalf of the Companies including (i) receiving and causing the Company to countersign Leasing Records; (ii) receiving invoices relating to Nuclear Material Contracts; (iii) receiving and causing the Company to approve administrative invoices relating to the Companies; (iv) receiving monthly rate notices from the Banks with respect to the payment of Outstandings and causing the Company to forward copies to Lessees; (v) receiving periodic reports from Lessee as described in Section 20 of the Lease Agreements; (vi) maintaining records of the Stipulated Casualty Value of Nuclear Material under the Lease Agreements and the limitations on such Stipulated Casualty Value as set forth in
          Section 4 of the Lease Agreements; (vii) preparing and maintaining all books of account of the Companies; and (viii) performing any other duties as may be agreed upon in writing with the applicable Lessees.

                    (c) The Owner Trustee shall retain Coopers & Lybrand L.L.P. or another firm of certified accountants of nationally recognized standing to prepare financial statements for the Companies and to prepare and file with all appropriate governmental authorities all returns and reports with respect to taxes (including but not limited to tax returns and any information, returns or reports for each of the Companies and the Trust, if any) as the applicable Lessees shall direct with respect to all transactions encompassed by the Basic Documents on behalf of the Companies and the Trust. The applicable Lessees shall be responsible for payment of such firm in connection with the performance of such services.

                    7.10 Effect of Sales by a Company. Any sale of all or part of the Nuclear Material or other property owned by either of the Companies which the Owner Trustee causes such Company to make shall bind the Trust and the Trust Beneficiary and shall be effective for the benefit of the purchasers thereof and their respective successors and assigns to divest and transfer all right, title and interest in the property so sold, and no such purchasers shall be required to inquire as to compliance by the Owner Trustee with any of the terms of this Trust Agreement or to see to the application of any consideration paid for such property; provided, however, that, except in the case of the security interest in the Nuclear Material granted by either of





          the Companies to the Secured Parties, the Owner Trustee shall not cause or permit such Company to make any sale or other transfer of title to or right to possession or use of any part of the Nuclear Material (other than pursuant to the Lease Agreements to which it shall be a party) unless and until the Owner Trustee shall have received from the proposed transferee an opinion of counsel, satisfactory to the Owner Trustee, that such transferee has obtained all permits, licenses, consents, approvals and authorizations necessary for such sale or other transfer, and that such sale or other transfer will not otherwise violate any applicable law or regulations; provided, further, that notice of such sale and a copy of such opinion of counsel shall be given to the Secured Parties; and provided, further, that, except as expressly permitted by the Collateral Agreements to which they shall be a party, the Owner Trustee shall have no right or power itself and shall not cause or permit either Company to sell or otherwise transfer title to or the right to possession or use of any part of the Nuclear Material other than to their Lessees or the designees thereof pursuant to the Lease Agreements to which they shall be a party.

                    7.11 Exculpatory Provisions. Except for those set forth in Section 7.3, the Owner Trustee shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in the Basic Documents, all of which are made solely by each of the Companies. The Owner Trustee makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of either Company to the Collateral (other than as provided in Section 7.3) or as to the security afforded by the Collateral Agreements, or as to the validity, execution, enforceability, legality or sufficiency hereof or of the Collateral Agreements, and the Owner Trustee shall incur no liability or responsibility in respect of any such matters. The Trust Agreement and any other document executed and delivered by the Owner Trustee in connection herewith is intended to be a corporate obligation of the Owner Trustee only. Therefore, anything contained in the Trust Agreement, the Lease Agreements, the Credit Agreements, the Security Agreements and any other document to the contrary notwithstanding, no recourse may be made by the Trust Beneficiary, the Lessees, any of the Secured Parties or any other Person against any incorporator, shareholder (direct or indirect), Affiliate, director, officer, employee or agent of the Owner Trustee with respect to claims against the Owner Trustee arising under or relating to this Trust Agreement; provided, however, that nothing in this Section 7.11 shall relieve the Owner Trustee from its corporate obligations under this Trust Agreement.

                    SECTION 8. INDEMNIFICATION OF THE OWNER TRUSTEE, THE TRUSTOR AND THE TRUST BENEFICIARY.

                    The Lessees agree (whether or not any of the transactions contemplated hereby are consummated) to assume liability for, and do hereby indemnify, protect, save and keep harmless the Owner Trustee, the Trustor and the Trust Beneficiary





          and each of their successors, assigns, agents, representatives and servants, in the case of the Owner Trustee including but not limited to its employees, agents, representatives or designees acting as officers or directors of either of the Companies, (the Owner Trustee, the Trustor and the Trust Beneficiary and such others being collectively referred to as the "Indemnified Persons") from and against, any and all liabilities, obligations, losses, damages, taxes (except as set forth below), penalties, claims, actions, suits, costs, expenses and disbursements (including reasonable legal fees and disbursements) of any kind and nature whatsoever (for purposes of this Section 8, collectively referred to as "Liabilities") which may be imposed on, incurred by or asserted at any time against the Indemnified Persons (whether or not also indemnified against by any other Person under any other document) in any way relating to or arising out of the administration of the Owner Trust Estate or the action or inaction of the Indemnified Persons in connection with the provisions hereof or: (a) the manufacture, design, acquisition, construction, installation, ownership, purchase, acceptance, nonacceptance, possession, use, operation, condition, sale, lease, sublease or other disposition of the Nuclear Material or Owner Trust Estate property or any part thereof, including, without limitation, (i) latent and other defects, whether or not discoverable, (ii) any claim, for patent, trademark or copyright infringement, (iii) loss of or damage to any property or the environment, (iv) death of or injury to any person and (v) tort claims of any kind; or (b) this Trust Agreement or any of the Basic Documents or any other document referred to herein or therein pertaining to the transactions contemplated hereby and thereby, or the enforcement of any of the terms hereof or thereof; except only that the Lessees shall not be required to indemnify the Indemnified Persons for: (A) Liabilities resulting solely from willful misconduct or gross negligence on the part of the Indemnified Persons; and (B) Liabilities resulting from matters from which the Owner Trustee is not exculpated pursuant to the last sentence of Section 7.1(b) hereof. Notwithstanding anything in this Trust Agreement to the contrary, the Lessees shall have no obligation whatsoever to the Indemnified Persons for any Liabilities with respect to, or resulting from, any taxes based on or measured by amounts paid to the Owner Trustee as fees or compensation in connection with the transactions contemplated hereby pursuant to Section 7.8 hereof or otherwise. With respect to any taxes for which the Lessees are liable to the Indemnified Persons under this Section 8 (the "Indemnified Taxes"), the Indemnified Persons shall be obligated to claim, on a timely basis, any refund to which they may be entitled with respect to any Indemnified Taxes, to take all steps necessary to diligently prosecute such claim, and to pay over to the Lessees any refund (and any interest thereon) recovered by them as soon as practicable after receipt thereof. The indemni-ties, rights and obligations contained in this Section 8 shall survive the termination of this Trust Agreement. The Owner Trustee shall be entitled to indemnification from the Owner Trust Estate for any Liabilities indemnified against pursuant to this
          Section 8 to the extent not reimbursed by the applicable Lessees or any other Person; and to secure the same the Owner Trustee





          shall have a lien on the Owner Trust Estate prior to any interest therein of the Trust Beneficiary but subject and subordinate to the lien of the Collateral Documents upon the Nuclear Material and other property of the Companies.

                    SECTION 9.   CO-TRUSTEES, SEPARATE TRUSTEES.

                    (a) At any time, for the purposes of conforming to the legal requirements or restrictions of any jurisdiction in which any part of the Owner Trust Estate (owned directly or indirectly) may at the time be located and subject to the prior receipt of all necessary governmental approvals and consents, the Owner Trustee shall have the power to appoint one or more Persons approved by the Lessees either to act as a co-trustee or co-trustees, jointly with the Owner Trustee, of all or any part of the Owner Trust Estate, or to act as separate trustee or trustees of any property constituting part of the Owner Trust Estate, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity as aforesaid, any property, title, right or power deemed necessary or desirable, subject to the remaining provisions of this Section 9.

                    (b) Every co-trustee or separate trustee shall, to the extent permitted by law, be appointed subject to the following terms:

                         (i)   All rights,  powers, duties  and obligations
                    conferred upon the Owner Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Owner Trustee;

                         (ii)  All other rights, powers, duties and obliga-
                    tions conferred or imposed upon the Owner Trustee hereby or by any Basic Document to which the Owner Trustee shall be a party shall be conferred or imposed upon and exercised or performed by the Owner Trustee or by the Owner Trustee and such co-trustee or co-trustees or separate trustee or separate trustees jointly, as shall be provided in the instrument appointing such co-trustee or co-trustees or separate trustee or separate trustees, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or co-trustees or separate trustee or separate trustees;

                         (iii) The Owner Trustee at any time, by an instrument in writing executed by it, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 9, and a successor to any co-trustee or separate trustee so resigned or






                    removed may be appointed in the manner provided in this
                    Section 9;

                         (iv) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder except, in the case of the Owner Trustee, if a co-trustee or separate trustee is an employee of the Owner Trustee;

                         (v) No power given hereby to any such co-trustee or separate trustee shall be separately exercised hereunder by such co-trustee or separate trustee except with the consent in writing of the Owner Trustee, anything herein contained to the contrary notwithstanding. The power to vote or appoint proxies to vote with respect to any shares of the capital stock of the Company shall be exercised solely by the Owner Trustee itself or its successor Owner Trustees hereunder.

                    (c) Any notice, request or other writing delivered to the Owner Trustee shall be deemed to have been delivered to all of the then co-trustees or separate trustees as effectively as if delivered to each of them. Every instrument appointing any trustee or trustees other than a successor to the original Owner Trustee shall refer to this Section 9 and the conditions expressed herein. Upon the acceptance in writing of such appointment by any such co-trustee or separate trustee, he, she or it shall be vested with the estate or property specified in the instrument of appointment jointly with the Owner Trustee (except insofar as local law makes it necessary for any such co-trustee or separate trustee to act alone) subject to all the provisions of this Trust Agreement. Each such acceptance shall be filed with the Owner Trustee with copies to the Trust Beneficiary, the Lessees and the Secured Parties. Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Owner Trustee his or its agent and attorney-in-fact, with full power and authority to do all acts and things and to exercise all discretion on his or its behalf and in his or its name. In case any co-trustee or separate trustee shall die or be dissolved, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of said co-trustee or separate trustee, as far as permitted by law, shall vest in and be exercised by the Owner Trustee without the appointment of a new trustee as successor to such co-trustee or separate trustee.

                    (d) Any and all exculpatory provisions, immunities and indemnities in favor of the Owner Trustee under this Trust Agreement or under any other agreement, document or instrument described or referred to which apply to the Owner Trustee shall also apply to any co-trustees and separate trustees appointed pursuant to this Section 9.

                    SECTION 10.  SUCCESSOR TRUSTEES.


                    (a) The Owner Trustee or any successor thereto may resign without cause at any time by giving at least 90 days' prior written notice to the Trust Beneficiary, the Lessees and the Secured Parties. Any such resignation shall become effective upon acceptance of appointment by the successor Owner Trustee under Section 10(c) hereof. In addition, the Lessees may at any time remove the Owner Trustee with or without cause by an instrument in writing delivered to the aforesaid Persons and to the Owner Trustee, such removal to be effective upon the acceptance of appointment by the successor Owner Trustee under
          Section  10(c) hereof;  provided, however,  that if  an Event  of
          Default under the Lease Agreements has occurred and is continuing, such removal shall be effective only with the consent of the Secured Parties. In the case of the resignation or removal of the Owner Trustee, the Lessees may appoint, by an instrument in writing, with copies to the Secured Parties, a successor Owner Trustee. If a successor Owner Trustee shall not have been appointed and accepted its appointment under Section 10(c) hereof within 60 days after such written notice of such resignation or such delivery of the notice relating to such removal, the Owner Trustee or the Lessees may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor Owner Trustee shall have accepted its appointment as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed by the Lessees as above provided.

                    (b)  Should  the Person  then serving as  Owner Trustee
          hereunder (a) cease its activities or cease doing business as a going concern (other than pursuant to a transaction described in
          Section 10(e) hereof), or (b) become incapable of acting as such, or (c) make an assignment for the benefit of creditors, or (d) admit in writing his or its inability to pay its debts as they become due or (e) file a voluntary petition in bankruptcy, or (f) be adjudicated a bankrupt or insolvent or have an order for relief entered against it in any proceeding under the Bankruptcy Reform Act of 1978, as amended, or any law with respect to bankruptcy, insolvency or reorganization that is a successor thereto, or (g) file a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation, or (h) file an answer admitting the material allegations of such a petition filed against it in any such proceeding, or (i) consent to or acquiesce in the appointment of a trustee, receiver or liquidator of him or it or all or any substantial part of its assets or properties, or
          (j) take any action looking to its dissolution or liquidation, or
          (k) be subject to any proceeding against it seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, which proceeding is not dismissed within forty-five (45) days after commencement thereof, or (1) be subject to the appointment, without its consent or acquiescence, of any trustee, receiver or liquidator of it or all or any substantial part of its assets or properties, which appointment





          is not vacated within forty-five (45) days after the date thereof, then such Person shall be deemed to have resigned as Owner Trustee hereunder effective immediately prior to the occurrence of any matter specified in items (a) through (j) above, or, in the event of the occurrence of any of the matters specified in items (k) or (l) above, immediately prior to the expiration of the 45-day period specified therein. Upon any resignation of the Owner Trustee, the Lessees shall appoint a successor trustee hereunder.

                    (c) Any successor Owner Trustee, whether appointed by a court or by the Lessees or otherwise, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties, obligations and trusts of the predecessor Owner Trustee with like effect as if originally named as Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, subject to its lien pursuant to
          Section 8 of this Trust Agreement and payment of any amounts due the predecessor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Owner Trustee hereunder (including, without limitation, all such instruments, in proper form for recording where appropriate as may be necessary or appropriate to transfer the Owner Trust Estate to such successor Owner Trustee), and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee certificates representing all of the issued and outstanding capital stock of each of the Companies registered in the name of the Owner Trustee and all moneys or other property then held by such predecessor Owner Trustee upon the trusts herein expressed, and shall deliver to such successor Owner Trustee any and all records or copies thereof, in respect of the Trust or the Owner Trust Estate which it may have.

                    (d) Any successor Owner Trustee, however appointed, shall be a Qualified Institution if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms; provided, however, that the appointment of such Qualified Institution as successor Owner Trustee shall not violate any provision of any law or regulation or create a relationship which would be in violation thereof, and that all consents and approvals of, and filings and declarations with, any governmental authority which are necessary in connection with such appointment shall have been obtained or made and shall be in full force and effect.

                    (e) Any corporation into which the Owner Trustee in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee in its individual capacity shall be a party, or any corporation to





          which all or substantially all the corporate trust business of the Owner Trustee in its individual capacity may be transferred, shall, subject to the terms of Section 10(d) hereof, be Owner Trustee under this Agreement without further act.

                    SECTION 11. SUPPLEMENTS AND AMENDMENTS TO THIS TRUST AGREEMENT AND THE BASIC DOCUMENTS.

                    11.1 Supplements Upon Request of the Lessee. Subject to Section 11.2 hereof and any applicable provision of the Basic Documents (including but not limited to the Credit Agreements), at any time and from time to time, upon the written request of the Lessees, (a) the Owner Trustee together with the Lessees, with the consent of the Trustor, shall execute an amendment or supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Trust Agreement as specified in such request and (b) the Owner Trustee shall cause either of the Companies to enter into such written amendment of or supplement to any of the Basic Documents to which they shall be a party or other documents referred to in any thereof as the other party or parties to any such instrument may agree to and as may be specified in such request, or execute and delivery such written waiver or modification of the terms of any such instrument as may be specified in such request; provided, however, that no such amendment or supplement shall extend the maximum term of this Trust beyond the term provided for by
          Section 12 hereof. It shall not be necessary for any such written request to specify the particular form of the proposed document to be executed, but it shall be sufficient if such request shall indicate the substance thereof. Except as expressly provided herein, the Owner Trustee and the Trustor need not consent to, approve, or join in any such amendment or supplement for it to be valid and effective; provided, however, that no such amendment or supplement may increase any duties or responsibilities of the Owner Trustee or affect any immunity or indemnity in its favor under this Trust Agreement or any of the Basic Documents or increase its duties or obligations hereunder or thereunder without the Owner Trustee's written consent.

                    11.2 Amendments and Supplements Affecting Owner Trustee. If in the opinion of the Owner Trustee any document required to be executed pursuant to the terms of Section 11.1 hereof affects any immunity or indemnity in its favor under this Trust Agreement or any of the Basic Documents or increases its duties or obligations hereunder or thereunder, the Owner Trustee may in its discretion decline to execute such document.

                    SECTION 12.  TERMINATION OF TRUST, ETC.

                    This Trust Agreement and the Trust created hereby shall terminate and this Trust Agreement shall be of no further force and effect upon the earlier of (i) the payment in full of all Outstandings under the Credit Agreements and the expiration or termination of all Commitments, and the sale or other final disposition by the Secured Parties and/or the Owner Trustee and each of the Companies, as the case may be, of all property





          consisting of the Owner Trust Estate and property of each of the Companies and the final distribution by the Secured Parties and/or the Owner Trustee and each of the Companies, as the case may be, of all moneys and other property or proceeds constituting a part of the Owner Trust Estate and property of each of the Companies in accordance with the terms of this Trust Agreement and/or the Collateral Agreements, as the case may be; provided that at such time the Lessee shall have fully complied with all of the terms of the Basic Documents, or (ii) twenty-one years less one day after the death of the life of the last survivor of the members of the Board of Directors of General Public Utilities Corporation now in office and their children, living on the date hereof. Otherwise, this Trust Agreement and the Trust created hereby shall continue in full force and effect in accordance with the terms hereof. If the Trust shall terminate by operation of law prior to its intended termination, the Owner Trustee and the Trustor agree to take all reasonable actions to extend or reform the Trust. Upon termination of the Trust, the funds held in the Owner Trust Estate shall be distributed as provided in Section 5 of this Trust Agreement and all other property in the Owner Trust Estate including but not limited to all of the stock of the Companies, shall be assigned and distributed to the Trust Beneficiary, or as otherwise then directed in writing by the Trust Beneficiary.

                    SECTION 13.  MISCELLANEOUS.

                    13.1 Legal Title to Owner Trust Estate. No Person other than the Owner Trustee shall have legal title to any part of the Owner Trust Estate. No transfer, by operation of law or otherwise, of any right, title or interest of any Person in and to the Owner Trust Estate or hereunder shall operate to terminate this Trust Agreement or the trusts hereunder to entitle any successor or transferee of such Person to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

                    13.2 Validity of Sale of Owner Trustee. Any sale or other conveyance of the Nuclear Material or other property of either Company or Owner Trust Estate property or any part thereof by such Company or the Owner Trustee made pursuant to the terms of this Trust Agreement or the Lease Agreement or any other Basic Documents to which such Company is a party shall bind each Person having any right, title or interest in such Nuclear Material, other property, or Owner Trust Estate, and shall be effective to transfer or convey all right, title and interest of either Company, the Owner Trustee and such Persons in and to the Nuclear Material or leasehold interest or any part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by either Company or the Owner Trustee.

                    13.3 Trust Agreement for Benefit of Parties thereto. Nothing in this Trust Agreement, whether expressed or implied,





          shall be construed to give to any Person, other than the Owner Trustee, the Trustor, the Lessees and the Trust Beneficiary any legal or equitable right, remedy or claim under or in respect of this Trust Agreement or the Owner Trust Estate, and this Trust Agreement shall be for the sole and exclusive benefit of such Persons. Notwithstanding the foregoing sentence, the Companies shall be third party beneficiaries of Section 7.1(b).

                    13.4 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices and other communications hereunder shall be in writing, personally delivered or mailed by certified mail, postage prepaid or telegraphed, telecopied or telexed and (a) if to the Trustor, addressed to it at c/o Lord Securities Corporation, 2 Wall Street, 19th Floor, New York, New York 10005, Fax: (212) 316-9012, Attention: Vice President; (b) if to the Owner Trustee, addressed to it at the principal office of the Owner Trustee at United States Trust Company of New York, 114 West 47th Street, New York, New York 10036, Attention: Corporate Trust and Agency Division, Fax: (212) 852-1625; (c) if to the Lessees, addressed to them at Jersey Central Power & Light Company, 300 Madison Avenue, Morristown, New Jersey 07960, Attention: Comptroller; and Metropolitan Edison Company and Pennsylvania Electric Company, 2800 Pottsville Pike, Reading, Pennsylvania 19640, Attention:
          Comptroller;  with  a  copy   to  GPU  Service  Corporation,  100
          Interpace  Parkway,  Parsippany,  New  Jersey  07054,  Attention:
          Assistant Treasurer; (d) if to the Trust Beneficiary, addressed to it at the same address as the Trustor; and (e) if to the Secured Parties, addressed to them as described in the Security Agreements or (f) as to any such party, at such other address as such party shall have furnished to the other party. Each notice shall be deemed received when personally delivered, five days after sent by certified mail or one day after sent by telecopy.

                    13.5 Severability. Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction shall, as to each jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                    13.6 Waivers, Etc.  No term or provision of  this Trust
          Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

                    13.7 Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.





                    13.8 Successors and Assigns. All covenants and agree-ments contained herein shall be binding upon and shall inure to the benefit of the Owner Trustee and its successors and the Trustor and its successors, and the Lessees and Trust Beneficiary and its successors. The Trustor and the Trust Beneficiary shall not transfer nor assign (otherwise than by merger or consolidation or transfer by the Trust Beneficiary otherwise permitted by the Lease Agreement with respect to the Trust Beneficiary's interest thereunder) any or all interests hereunder.

                    13.9 Headings.   The headings  of the  various Sections
          herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                    13.10 Self-Dealing. The Owner Trustee in its individual capacity or any corporation in or with which the Owner Trustee in its individual capacity or its shareholders may be interested or affiliated, including but not limited to the Companies, or any officer or director of the Owner Trustee in its individual capacity or of any other such corporation, or any agent appointed by the Owner Trustee, may have commercial relations and otherwise deal with the Trustor, the Trust Beneficiary, any Secured Party, the Companies, and the Lessees or with any other corporation having relations with the Trustor, the Trust Beneficiary, the Banks, the Companies, or the Lessees and with any other corporation or entity, whether or not affiliated with the Owner Trustee.

                    13.11 Governing Law. THIS TRUST AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, EXCEPT TO THE EXTENT THAT THE DELAWARE GENERAL CORPORATION LAW GOVERNS THE COMPANIES' RELATIONSHIP WITH THE TRUST AS ITS SOLE STOCKHOLDER.

                    13.12 No Unauthorized Transactions. The Trustor agrees that it will not take or refrain from taking any action under this Trust Agreement or in connection with the Owner Trust Estate except as expressly required by the terms of this Trust Agreement.

                    13.13  Rights and Remedies.

                    (a) Pursuit of any remedy shall not be deemed a waiver of any other remedy hereunder or at law or equity; and

                    (b) The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of the rights, remedies, powers and privileges permitted by law.

                    IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written in the presence of the undersigned witnesses.







                                             TRUSTOR AND TRUST BENEFICIARY

          Witnesses:                         LORD  FUEL  CORP., AS  TRUSTOR
                                             AND TRUST BENEFICIARY


          ______________________

          ______________________             By  :_________________________
                                             Name:_________________________
                                             Title:_________________________



                                             OWNER TRUSTEE

          Witnesses:                         UNITED STATES TRUST COMPANY OF
                                             NEW YORK, as trustee

          ______________________


          ______________________             By:_________________________
                                             Name:_________________________
                                             Title:_________________________



                                             LESSEES

          Witnesses:                         JERSEY  CENTRAL POWER  & LIGHT
                                             COMPANY

          ______________________


          ______________________             By:_________________________
                                             Name:T. G. Howson
                                             Title:Vice President & Treasurer















          Witnesses:                         METROPOLITAN EDISON COMPANY


          ______________________


          ______________________             By:_________________________
                                             Name :T. G. Howson
                                             Title:Vice President & Treasurer



          Witnesses:                         PENNSYLVANIA ELECTRIC COMPANY


          ______________________


          ______________________             By:_________________________
                                             Name:T. G. Howson
                                             Title:Vice President & Treasurer


































          STATE OF _____________)
                                : ss:
          COUNTY OF ____________)


                    On this _____ day of November, 1995, before me personally appeared ____________________, to me personally known, who, being by me duly sworn, says that he is a _____________________ of Lord Fuel Corp. and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.



                                        ________________________________
                                        Notary Public


          My Commission Expires:




          STATE OF _____________)
                                : ss:
          COUNTY OF ____________)


                    On this _____ day of November, 1995, before me personally appeared ____________________, to me personally known, who, being by me duly sworn, says that he is a _____________________ of United States Trust Company of New York and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.



                                        ________________________________
                                        Notary Public


          My Commission Expires:















          STATE OF NEW JERSEY)
                             : ss:
          COUNTY OF MORRIS   )


                    On this _____ day of November, 1995, before me personally appeared T. G. Howson, to me personally known, who, being by me duly sworn, says that he is a Vice President of Jersey Central Power & Light Company and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.



                                        ________________________________
                                        Notary Public


          My Commission Expires:



          STATE OF NEW JERSEY)
                             : ss:
          COUNTY OF MORRIS   )


                    On this _____ day of November, 1995, before me personally appeared T. G. Howson, to me personally known, who, being by me duly sworn, says that he is a Vice President of Metropolitan Edison Company and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.



                                        ________________________________
                                        Notary Public


          My Commission Expires:
















          STATE OF NEW JERSEY)
                             : ss:
          COUNTY OF MORRIS)


                    On this _____ day of November, 1995, before me personally appeared T. G. Howson, to me personally known, who, being by me duly sworn, says that he is a Vice President of Pennsylvania Electric Company and that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.



                                        ________________________________
                                        Notary Public


          My Commission Expires:







































                                                                  EXHIBIT A


                                     DEFINITIONS


                    As used in the Trust Agreement (as defined below) the following terms shall have the following meanings (such definitions to be applicable to both singular and plural forms of the terms defined), except as otherwise specifically defined therein:

                    "Administrative Agent" shall have the meaning specified therefor in the first paragraph of the Credit Agreements.

                    "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, the term "control" as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                    "Assigned Agreement" means a Nuclear Material Contract which has been assigned to a Company in the manner specified in
          Section 5 of the Lease Agreements pursuant to a duly executed and delivered Assignment Agreement. The term Assigned Agreement shall include a Partially Assigned Agreement.

                    "Assignment Agreement" means an assignment agreement substantially in the forms of Exhibit D to the Lease Agreements.

                    "Banks" shall  have the  meaning specified  therefor in
          Section 1.02 of the Credit Agreements.

                    "Basic  Documents"  means  the  Lease  Agreements,  the
          Credit Agreements, the Security Agreements, the Commercial Paper, the Letter of Credit, the Notes, the Letter Agreements, the Assigned Agreements, the Assignment Agreements, the Trust Agreement, the Depositary Agreements, each Bill of Sale, each Leasing Record, each Rent Due and SCV Confirmation Schedule, and other agreements related or incidental thereto which are identified in writing by either Company, the Lessees and the Secured Parties as one of the "Basic Documents", in each case, as such documents may be amended from time to time.

                    "Basic Rent Period" means each calendar month or portion thereof commencing on, in the case of the first such period, the effective date of the Lease Agreements, and in case of each succeeding period, the first day following the immediately preceding Basic Rent Period, and ending on the earliest of (i) the last day of any calendar month or (ii) the Termination Settlement Date.

                    "Bill of Sale" means a bill of sale substantially in the forms of Exhibit E to the Lease Agreements, pursuant to which







          title   to  all  or  any  portion  of  the  Nuclear  Material  is
          transferred to a Lessee or any designee of a Lessee.

                    "Capitalized Lease" means any and all lease obligations which are or should be capitalized on the balance sheet of the
          Person  in  question  in   accordance  with  generally   accepted
          accounting principles and Statement No. 13 of the Financial Accounting Standards Board or any successor to such pronouncement regarding lease accounting, without regard for the accounting treatment permitted or required under any applicable state or federal public utility regulatory accounting system, unless such treatment controls the determination of the generally accepted accounting principles applicable to such Person.

                    "Closing" means November 17, 1995.

                    "Collateral" has the meaning set forth in the granting clauses of a Security Agreement and includes all property of a Company described in a Security Agreement as comprising part of the Collateral.

                    "Collateral Agent" shall have the meaning specified therefor in Section 1.02 of the Credit Agreements.

                    "Collateral Agreements" means, collectively, the Security Agreements, all Assignment Agreements, and any other assignment, security agreement or instrument executed and delivered to the Secured Parties hereafter relating to property of a Company which is security for the Letter of Credit and the Notes.

                    "Commercial Paper" shall have  the meaning set forth in
          Section 1.2 of the Credit Agreements.

                    "Commitment" means the commitment of the Banks to make Loans or of the Issuing Bank to issue a Letter of Credit from time to time under any Credit Agreement.

                    "Companies" means TMI-1 Fuel Corp. and Oyster Creek Fuel Corp., each Delaware corporations.

                    "Company" means TMI-1 Fuel Corp. or Oyster Creek Fuel Corp., each Delaware corporations.

                    "Credit Agreements" mean (i) the Credit Agreement, dated as of November 17, 1995 between TMI-1 Fuel Corp. and Union Bank of Switzerland, New York Branch, as Arranging Agent, Issuing Bank and Administrative Agent, Canadian Imperial Bank of Commerce, Mellon Bank, N.A. and PNC Bank, National Associations, as Lead Managers and the Banks Party thereto and (ii) the Credit Agreement, dated as of November 17, 1995, between Oyster Creek Fuel Corp. and Union Bank of Switzerland, New York Branch, as Arranging Agent, Issuing Bank and Administrative Agent, Canadian Imperial Bank of Commerce, Mellon Bank, N.A. and PNC Bank,







          National Associations, as Lead Managers and the Banks Party thereto, as each may be amended from time to time.

                    "Depositary Agreements" mean the (i) Depositary Agreement dated as of November 17, 1995 among TMI-1 Fuel Corp., Chemical Bank, as Depositary Agent, and Union Bank of Switzerland, New York Branch, as Issuing Agent, Arranging Agent and Administrative Agent and (ii) Depositary Agreement dated as of November 17, 1995 among Oyster Creek Fuel Corp., Chemical Bank as Depositary Agent and Union Bank of Switzerland, New York Branch, as Issuing Agent, Arranging Agent and Administrative Agent.

                    "Excepted Payments" means (i) any indemnity, expense, or other payment which by the terms of any of the Basic Documents shall be payable to a Company in order for such Company to satisfy its obligations pursuant to Section 7.8 of the Trust Agreement, (ii) any payment by any Company pursuant to Section
          7.8 of the Trust Agreement, or (iii) a payment by any Lessee pursuant to Section 8 of the Trust Agreement.

                    "Final Leasing Record" means a Leasing Record which records the leasing of Nuclear Material during any period when such Nuclear Material is installed for operation in a Generating Facility. A Final Leasing Record shall be in the forms of Exhibit C to the Lease Agreements.

                    "Generating Facility" means each of Unit No. 1 of Three Mile Island Nuclear Generating Station, located in Londonderry Township, Pennsylvania and Oyster Creek Nuclear Generating Station, located in Lacey Township, New Jersey.

                    "Hereof", "herein", "hereunder" and words of similar import when used in a Basic Document refer to such Basic Document as a whole and not to any particular section or provision thereof.

                    "Impositions" means all payments required by a public or governmental authority in respect of any property subject to a Lease Agreement or any transaction pursuant to a Lease Agreement or any right or interest held by virtue of a Lease Agreement.

                    "Interim Leasing Record" means a Leasing Record which records the leasing of Nuclear Material (i) prior to installation for operation in a Generating Facility, (ii) after removal from a Generating Facility during the "cooling off" and storage period, and (iii) while being reprocessed. An Interim Leasing Record shall be in the form of Exhibit A to the Lease Agreements.

                    "Lease Agreements" means (i) the Amended and Restated Nuclear Material Lease Agreements each dated as of November 17, 1995 between TMI-1 Fuel Corp., as Lessor, and Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company, respectively, as Lessees, in connection with the Three Mile Island Unit 1 Nuclear Generating






          Facility, and (ii) the Amended and Restated Nuclear Material Lease Agreement, dated as of November 17, 1995 between Oyster Creek Fuel Corp. as Lessor and Jersey Central Power & Light Company, as Lessee, in connection with the Oyster Creek Nuclear Generating Facility, as each of the same may be modified, supple-mented or amended from time to time.

                    "Leasing Record" is a form signed by a Lessor and its Lessee to record the leasing under a Lease Agreement of the Nuclear Material specified in such Leasing Record. A Leasing Record shall be either an Interim Leasing Record or a Final Leasing Record.

                    "Lessee" or "Lessees" shall have the meanings specified therefor in the introduction to the Lease Agreements.

                    "Lessor" or "Lessors" shall have the meanings specified therefor in the introduction to the Lease Agreements and its successors and assigns.

                    "Letter Agreements" means the Letter Agreements, each dated as of November 17, 1995 between the Lessees, the Companies and Union Bank of Switzerland, New York Branch, as Administrative Agent, as the same may be amended from time to time.

                    "Letter of Credit" shall have the meaning specified therefor in Section 1.02 of the Credit Agreements.

                    "Lien" means any mortgage, pledge, lien, security interest, title retention, charge or other encumbrance of any nature whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to execute and deliver any financing statement under the Uniform Commercial Code of any jurisdiction).

                    "Loans" shall  have the  meaning specified  therefor in
          Section 1.02 of the Credit Agreements.

                    "Manufacturer" means any supplier of Nuclear Material or of any service (including without limitation, enrichment, fabrication, transportation, storage and processing) in connection therewith, or any agent or licensee of any such supplier.

                    "Notes" shall  have the  meaning specified  therefor in
          Section 1.02 of the Credit Agreements.

                    "Nuclear Material" means those items which have been purchased by or on behalf of a Company for which a duly executed Leasing Record has been delivered to a Company and which continue to be subject to a Lease Agreement consisting of (i) the items described in such Leasing Record and each of the components thereof in the respective forms in which such items exist during each stage of the Nuclear Material Cycle, being substances and equipment which, when fabricated and assembled and loaded into a






          nuclear reactor, are intended to produce heat, together with all attachments, accessories, parts and additions and all improvements and repairs thereto, and all replacements thereof and substitutions therefor and (ii) the substances and materials underlying the right, title and interest of a Lessee under any Nuclear Material Contract assigned to a Company pursuant to a Lease Agreement; provided, however, that the term Nuclear Material shall not include spent fuel.

                    "Nuclear Material Contract" means any contract, as from time to time amended, modified or supplemented, entered into by a Lessee with one or more Manufacturers relating to the acquisition of Nuclear Material or any service in connection with the Nuclear Material.

                    "Nuclear Material Cycle" means the various stages in the process, whether physical or chemical, by which the component parts of the Nuclear Material are designed, mined, milled, processed, converted, enriched, fabricated into assemblies utilizable for Heat Production, loaded or installed into a reactor core, utilized, disengaged from a reactor core or stored, together with all incidental processes with respect to the Nuclear Material at any such stage.

                    "Obligations" means (i)  all items (including,  without
          limitation, Capitalized Leases but excluding shareholders' equity and minority interests) which in accordance with generally accepted accounting principles should be reflected on the liability side of a balance sheet as at the date as of which such obligations are to be determined; (ii) all obligations and liabilities (whether or not reflected upon such balance sheet) secured by any Lien existing on the Property held subject to such Lien, whether or not the obligation or liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements (other than for collection in the ordinary course of business) and contingent obligations in respect of any liabilities of the type described in clauses (i) and (ii) of this definition (whether or not reflected on such balance sheet); provided, however, that the term "Obligations" shall not include deferred taxes.

                    "Officer's Certificate" means, with respect to any corporation, a certificate signed by the President, any Vice President, the Treasurer or any Assistant Treasurer, the Comp-troller or any Assistant Comptroller of such corporation, and with respect to any other entity, a certificate signed by an individual generally authorized to execute and deliver contracts on behalf of such entity.

                    "Original Trust Agreement" means the Trust Agreement dated as of August 1, 1991, among Lord Fuel Corp., as Trustor, United States Trust Company of New York, as Owner Trustee, Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company, as Lessees, and Lord Fuel Corp.,







          as Trust Beneficiary, as the same may be amended, modified or supplemented from time to time.

                    "Outstandings"   shall   have  the   meaning  specified
          therefor in Section 1.02 of the Credit Agreements.

                    "Owner Trust Estate" means all estate, right, title and interest of the Owner Trustee in and to the outstanding stock of the Companies and in and to all monies, securities, investments, instruments, documents, rights, claims, contracts, and other property held by the Owner Trustee under the Trust Agreement; provided, however, that there shall be excluded from the Owner Trust Estate all Excepted Payments.

                    "Owner Trustee" means the United States Trust Company of New York, not in its individual capacity but solely acting as trustee under and pursuant to the Trust Agreement, and its permitted successors.

                    "Partially Assigned Agreement" means a Nuclear Material Contract which has been assigned, in part but not in full, to a Company in the manner specified in Section 5 of each Lease Agreement pursuant to a duly executed and delivered Assignment Agreement.

                    "Permitted Liens" means (i) any assignment of a Lease Agreement permitted thereby, by a Note Agreement and by a Credit Agreement, (ii) liens for Impositions not yet payable, or payable without the addition of any fine, penalty, interest or cost for nonpayment, or being contested by a Lessee as permitted by
          Section 11 of the Lease Agreements, (iii) liens and security interests created by a Security Agreement, (iv) the title transfer and commingling of the Nuclear Material contemplated by paragraph (h) of Section 10 of the Lease Agreements and (v) liens of mechanics, laborers, materialmen, suppliers or vendors, or rights thereto, incurred in the ordinary course of business for sums of money which under the terms of the related contracts are not more than 30 days past due or are being contested in good faith by a Lessee as permitted by Section 11 of the Lease Agreements; provided, however, that, in each case, such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made in respect thereto.

                    "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization or other business entity or any government or any political subdivision or agency thereof.

                    "Proceeds" shall have the meaning assigned to it under the Uniform Commercial Code, as amended, and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Company from time to time with respect to the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to






          a Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or part of any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                    "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                    "Qualified Institution" means a commercial bank organized under the laws of, and doing business in, the United States of America or in any State thereof, which has combined capital, surplus and undivided profits of at least $150,000,000 having trust power.

                    "Rent Due and SCV Confirmation Schedule" means an instrument substantially in the form of Exhibit F to the Lease Agreements which is to be completed by a Lessee for the purpose of calculating and acknowledging the SCV at the end of each Basic Rent Period.

                    "Secured Parties" means the Banks and any other holder from time to time of any Note.

                    "Security Agreements" means the (i) Jersey Central Power & Light Company Security Agreement and Assignment of Contracts dated as of November 17, 1995, (ii) Metropolitan Edison Company Security Agreement and Assignment of Contracts dated as of November 17, 1995 and (iii) Pennsylvania Electric Company Security Agreement and Assignment of Contract dated as of November 17, 1995 between TMI-1 Fuel Corp. and the Secured
          Parties and (iv) the Security Agreement and Assignment of Contracts, dated as of November 17, 1995, between Oyster Creek Fuel Corp. and the Secured Parties.

                    "Terminating Event" shall have the meaning set forth in
          Section 18 of the Lease Agreements.

                    "Termination Settlement Date" shall have the meaning specified therefor in Section 8(c) or 18(c) of the Lease Agreements.

                    "Trust" means the TMI-1 Fuel Corp. and Oyster Creek Fuel Corp. Trust, a trust formed pursuant to the Trust Agreement.

                    "Trust Agreement" means the Amended and Restated Trust Agreement dated as of November 17, 1995, among Lord Fuel Corp., as Trustor, United States Trust Company of New York, as Owner Trustee, Jersey Central Power & Light Company, Metropolitan Edison Company and Pennsylvania Electric Company, as Lessees, and Lord Fuel Corp., as Trust Beneficiary, as the same may be amended, modified or supplemented from time to time.






                    "Trust Beneficiary" means Lord Fuel Corp., a Delaware corporation, and its permitted successors.

                    "Trustor" means the institution designated as such in the Trust Agreement and its permitted successors.


















































